Macrovision Corporation
2830 De La Cruz Blvd.Santa
Clara, CA 94089

(408) 743-8600 Main
(408)743-8610 Fax

FOR IMMEDIATE RELEASE

MACROVISION CORPORATION REPORTS
RECORD SECOND QUARTER REVENUES

SANTA CLARA, California (BUSINESS WIRE) — July 28, 2003 — Macrovision Corporation (Nasdaq: MVSN) announced today that second quarter 2003 net revenues were $29.2 million, compared with $24.9 million in the second quarter of 2002, an increase of 17%. Pro forma earnings (before amortization of intangibles from acquisitions, non-cash deferred compensation expense, and gains or impairment losses on investments) were $8.4 million or 7% lower than the $9.0 million recorded in last year’s second quarter, due to investments in additional personnel company-wide and lower interest income. Pro forma diluted earnings per share for the quarter were $0.17, or 6% below comparable pro forma earnings per share of $0.18 in the second quarter a year ago.

Net income for the second quarter of 2003 was $4.6 million or 30% lower than the $6.6 million recorded in the second quarter a year ago, due to impairment losses on our private company investments. Diluted earnings per share for the quarter were $0.09, or 31% lower than the comparable earnings per share of $0.13 in the second quarter a year ago.

Cash and cash equivalents, short-term investments and long-term marketable securities were $246.5 million as of June 30, 2003.

“We are pleased with our second quarter results,” said Ian Halifax, CFO at Macrovision. “Our revenues benefited from another strong quarter for our DVD business, and continued momentum in our software segments. The second quarter was important to us for a number of reasons, notably the announcement of our strategic relationship with Microsoft for combining copy protection and digital rights management (DRM) solutions for music CDs, the completion of our purchase of TTR’s copy protection and DRM assets, and further significant additions to the customer base in both our enterprise and consumer software businesses. We remain comfortable with the 2003 earnings guidance we gave during our January 21, 2003 conference call. Revenues for the third quarter of 2003 are estimated to be in the $27M-$29M range, with pro forma EPS of $0.15-$0.16; for the full year 2003, we anticipate revenues of $118M-$120M, with pro forma EPS of $0.74-$0.76, reflecting the impact of our strong first half performance. We estimate GAAP EPS (including amortization of intangibles from acquisitions, deferred stock-based compensation and gains and impairment losses on investments, but not including any future investment gains or impairment losses or effects of any future acquisitions) to be $0.12-$0.13 for the third quarter of 2003 and $0.57-$0.59 for the full year 2003.”

The Company continues to use pro forma reconciliation of condensed consolidated statements of income in the presentation of financial results and earnings guidance. Management believes that this presentation may be more meaningful in analyzing the results of operations and income generation, as non-cash, non-operating or non-recurring items (such as amortization of intangibles from acquisitions, amortization of deferred stock-based compensation, gains and impairment losses on investments, in-process research and development write-off and restructuring charges) are excluded from the pro forma earnings calculation. This presentation may be considered more indicative of our ongoing operational performance. The tables below present the differences between pro forma earnings and net income on an absolute and per share basis.

Immediately following the Q2 earnings release, Macrovision will hold an investor conference call on July 28, from 2:00 p.m. to 3:00 p.m. PDT (5:00 p.m. to 6:00 p.m. EDT). Investors and analysts interested in participating in the conference are welcome to call 800-218-0204 (or international +1 303-262-2171) and reference the Macrovision call.

The conference call can also be accessed via live Webcast at www.macrovision.com or www.companyboardroom.com (or www.streetevents.com for subscribers) on July 28, 2003 at 2:00 p.m. PDT (5:00 p.m. EDT). Approximately 1-2 hours after the live Webcast ends, the on-demand Webcast of Macrovision’s guidance conference call can be accessed until August 4, 2003.

Investors and analysts interested in listening to a recorded replay of the conference are welcome to call 800-405-2236 (or international +1 303-590-3000) and enter passcode 545250#. Access to the replay is available through July 29, 2003. The conference call script will be posted on the Company’s website approximately 48 hours following the call and will be posted for 30 days.

About Macrovision

Macrovision develops and markets digital rights management (“DRM”), copy protection, and electronic license management (“ELM”) technologies for the consumer software, enterprise software, home video and music industries. Macrovision holds a total of 134 issued or pending United States patents and 915 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision has its corporate headquarters in Santa Clara, California, with international offices in London, Frankfurt, Tel Aviv, Tokyo, Hong Kong, Taipei and Seoul.

Note to Editors: For more information on Macrovision Corporation and its products, please visit www.macrovision.com.

All statements contained herein, including the quotations attributed to Mr. Halifax, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company’s behalf, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or “looking to the future” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the business strategies and product plans of the Company and the features and benefits of the products of the Company.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Among the important factors that could cause results to differ materially are the following: the failure of markets for home video, audio CDs, consumer software or enterprise software, or markets for the technological protection of copyrighted materials contained in such products, to develop or expand, or the failure of the Company’s products to achieve or sustain market acceptance or to meet, or continue to meet, the changing demands of content or software providers. Other factors include those outlined in the Company’s Annual Report on Form 10-K for 2002, its Quarterly Reports on Form 10-Q, and such other documents as are filed with the Securities and Exchange Commission from time to time. These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, of such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Contact:	Media Contact:
Ian Halifax	Christine Cannon
Macrovision Corporation	IPR, Inc.
+1 (408) 743-8600	+1 (631) 776-0247
ir-info@macrovision.com	ccannon@iprmedia.com

Macrovision Corporation And Subsidiaries Condensed
Consolidated Statements of Income (Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Net Revenues	$29,212	$24,940	$57,264	48,606
Costs and expenses:
Costs of revenues, including amortization of intangibles of	2,636	2,428	4,974	4,631
$856 and $540 for the three months ended June 30, 2003 and
2002, respectively, and $1,712 and $1,080 for the six months ended June 30, 2003 and 2002, respectively
Research and development	4,156	2,832	7,899	5,369
Selling and marketing	6,472	4,582	12,875	9,342
General and administrative	4,648	3,618	8,973	6,666
Amortization of intangibles from acquisitions	--	149	--	298
Deferred compensation expense relating to Globetrotter	752	2,041	1,520	4,124
Impairment losses (net) on investments	3,850	--	3,850	5,477

Total costs and expenses	22,514	15,650	40,091	35,907

Income before interest and income taxes	6,698	9,290	17,173	12,699
Interest and other income, net	953	2,067	2,053	4,168

Income before income taxes	7,651	11,357	19,226	16,867
Income taxes	3,060	4,770	7,690	7,306

Net income	$4,591	$6,587	11,536	9,561

Diluted earnings per share	$0.09	$0.13	$0.24	$0.19

Shares used in computing diluted earnings per share	49,299	51,340	49,038	51,500

Macrovision Corporation And Subsidiaries
Pro forma Reconciliation of Condensed Consolidated Statements of Income (Unaudited) (1)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2003	2002	2003	2002

Net income	$4,591	$6,587	$11,536	9,561
Add:
Amortization of intangibles from acquisitions
(net of taxes)	585	440	1,119	898
Deferred compensation expense relating to	752	2,041	1,520	4,124
Globetrotter
Impairment losses (net) on investments (net of	2,423	(77)	2,423	3,571
taxes)

Pro forma net income	$8,351	$8,991	$16,598	$18,154

Diluted earnings per share reconciliation:
Net income	$0.09	$0.13	$0.24	$0.19
Add:
Amortization of intangibles from acquisitions
(net of taxes)	0.01	0.01	0.02	0.01
Deferred compensation expense relating to	0.02	0.04	0.03	0.08
Globetrotter
Impairment losses (net) on investments (net	0.05	--	0.05	0.07
of taxes)

Proforma diluted earnings per share	$0.17	$0.18	$0.34	$0.35

Shares used in computing diluted earnings per share	49,299	51,340	49,038	51,500

Notes: (1)

Pro forma results for the three and six months ended June 30, 2003 and 2002 are presented for information purposes only. These results present the operating results of Macrovision Corporation, excluding costs associated with amortization of intangibles from acquisitions, amortization of capitalized patents from our acquisition of TTR’s assets in the second quarter of 2003, deferred compensation expense and gains and impairment losses on investments. These costs were $3,760 for the three month period ended June 30, 2003, and $5,062 for the six month period ending June 30, 2003, net of taxes when applicable, using the Company’s pro-forma effective rate. The format presented in this table is not in accordance with Generally Accepted Accounting Principles.

Macrovision Corporation And Subsidiaries Condensed
Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2003	December 31, 2002

ASSETS
Cash and cash equivalents	$36,535	$98,691
Short-term investments	110,682	72,989
Accounts receivable, net	23,247	28,237
Prepaid expenses and other assets	19,307	19,304

Total Current Assets	189,771	219,221
Property and equipment, net	5,885	6,106
Patents and other intangibles, net	10,359	4,593
Long-term marketable investment securities	99,306	38,696
Goodwill	26,351	24,673
Other intangibles from acquisitions, net	9,530	11,368
Other assets	11,563	20,009

TOTAL ASSETS	$352,765	$324,666

LIABILITIES
Accounts payable	$3,938	$3,269
Accrued expenses	17,449	15,523
Deferred revenue	11,163	8,567

Total Current Liabilities	32,550	27,359
Notes payable	17	17
Other liabilities	802	431

TOTAL LIABILITIES	33,369	27,807
STOCKHOLDERS' EQUITY	319,396	296,859

STOCKHOLDERS' EQUITY	$352,765	$324,666